                                                                     EXHIBIT 4.9

                             PATTERSON ENERGY, INC.
                            Form of Warrant Agreement
                          [for warrants sold alone](1)

         THIS WARRANT AGREEMENT is dated as of ___________, between Patterson Energy, Inc., a Delaware corporation (hereinafter called "Patterson", which term includes any successor corporation), and ________________________________, as Warrant Agent (herein called the "Warrant Agent").

         WHEREAS, Patterson proposes to sell warrant certificates evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase [title of Debt or Equity Securities purchasable through exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

         WHEREAS, Patterson desires the Warrant Agent to act on behalf of Patterson in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                     Issuance of Warrants and Execution and
                        Delivery of Warrant Certificates.

         Section 1.1. Issuance of Warrants. Each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase Warrant Securities.

         Section 1.2. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered(2) form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its issuance and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of Patterson executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of Patterson by its Chief Executive Officer, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of Patterson


----------------------
(1) Complete or modify the provisions of this Form as appropriate to reflect the terms of the Warrants and Warrant Securities.

(2) If Warrants are issued in bearer form, appropriate revisions will be made to this Agreement to facilitate such issuance.

may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by Patterson shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

         In case any officer of Patterson who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of Patterson; and any Warrant Certificate may be signed on behalf of Patterson by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of Patterson, although at the date of the execution of this Agreement any such person was not such officer.

         The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

         Section 1.3. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase Warrant Securities (except as provided in Sections 2.3(c), 3.2 and 4.1) may be executed by Patterson and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of Patterson, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to ____________ Warrant Securities and shall deliver such Warrant Certificates to or upon the order of Patterson. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.3(c).

                                   ARTICLE II
                Warrant Price, Duration and Exercise of Warrants

         Section 2.1. Warrant Price. [On ________, _____, the] [The original] exercise price of each Warrant is [$]_______. [During the period from _________, ____, through and including _________, ____, the exercise price of each Warrant will be [$]___________. On ___________, ____, the exercise price of each Warrant will be [$]________.] [if applicable, insert relevant amounts in applicable foreign currency, currency unit or composite currency] Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price." The Warrant Price and the number and kind of Warrant Securities for which a Warrant may be exercised is subject to adjustment from time to time as set forth in
Article V hereof.

         Section 2.2. Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after [the date thereof] [_________, ____,] and at or before 5 p.m. New York time on ______________ (the
"Expiration Date"). Each Warrant not exercised at or before 5 p.m. New York time on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

         Section 2.3. Exercise of Warrants.

                  (a) During the period specified in Section 2.2, any whole number of Warrants may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full, [in lawful money of the United States of America] [if applicable, express Warrant exercise price in applicable foreign currency, currency unit or composite currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at ________], provided that such exercise is subject to receipt, within three business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of Patterson maintained with it and shall advise Patterson by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to Patterson in writing.

                  (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise Patterson of (i) the number of Warrants exercised,
         (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as Patterson shall reasonably require.

                  (c) As soon as practicable after the exercise of any Warrant, Patterson shall issue to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled in fully registered form, registered in such name or names as may be directed by such holder. Such certificate or certificates evidencing the Warrant Securities shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Securities as of the close of business on the exercise date. No fractional Warrant Securities will be issued upon exercise of any Warrant. For each fractional Warrant Security that would otherwise be issued, Patterson will pay by company check in an amount equal to such fraction multiplied by the closing sales price of the Warrant Securities on the principal national securities exchange on which they are listed (or if not so listed, another equivalent means reasonably determined by Patterson) on the business day immediately preceding the exercise date. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, Patterson shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

                  (d) Patterson shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities; and in the event that any such transfer is involved, Patterson shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to Patterson's satisfaction that no such tax or other charge is due.

                                   ARTICLE III
                     Other Provisions Relating to Rights of
                         Holders of Warrant Certificates

         Section 3.1. No Rights as Stockholder or Debtholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive dividends, vote, receive notice of any meeting of stockholders or otherwise have any right as a stockholder of Patterson, or the right to receive the payment of principal of, premium, if any, or interest on Warrant Securities or to enforce any of the covenants in the Indenture.

         Section 3.2. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to it, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to Patterson or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, Patterson shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, Patterson may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of Patterson, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         Section 3.3. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against Patterson suitable to enforce or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                                   ARTICLE IV
                  Exchange and Transfer of Warrant Certificates

         Section 4.1. Exchange and Transfer of Warrant Certificates. Upon surrender at the corporate trust office of the Warrant Agent [or at ________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office [and at __________] books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or at ____________] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to Patterson and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates but Patterson may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by Patterson, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of Patterson, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration of transfer.

         Section 4.2. Treatment of Holders of Warrant Certificates. Patterson and the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

         Section 4.3. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to Patterson, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to Patterson from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to Patterson.

                                    ARTICLE V
                                   Adjustments

         Section 5.1. Adjustment of Warrant Price and Number of Warrant Securities Purchasable.

                  (a) In case at any time Patterson shall issue and sell for cash any Warrant Securities (excluding (i) Warrant Securities issued in any of the transactions described in paragraphs (b), (c) or (d) below and (ii) Warrant Securities issued upon exercise of Warrants) at a price per Share lower than ___% below the Market Price determined as of the date immediately preceding the date of such sale and issuance, the Warrant Price in effect at the close of business on the date immediately preceding the date of such sale and issuance shall be reduced by multiplying such Warrant Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of such sale and issuance plus (y) the number of Warrant Securities, which the aggregate amount of cash received or receivable for such sale, and issuance would purchase at such current Market Price per Warrant Security and (ii) the denominator of which shall be the total number of Warrant Securities outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

                  (b) In case Patterson shall pay or make a dividend or other distribution on any class of stock of Patterson in Warrant Securities or securities convertible into or exchangeable for Warrant Securities (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities"), other than Convertible Securities which require payments of cash to be made by the holder thereof in connection with any conversion into or exchange for Warrant Securities, the Warrant Price in effect at the close of business on the day fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date fixed for such determination and the denominator shall be the sum of such number of Warrant Securities and the total number of Warrant Securities constituting such dividend or other distribution or the maximum number of Warrant Securities issuable upon conversion or exchange of all Convertible Securities constituting such dividend or other distribution.

                  (c) In case at any time Patterson shall grant (whether directly or otherwise) any rights (other than the Warrants and "poison pill" rights distributed pursuant to a stockholders' rights plan) to subscribe for or to purchase, or any options for the purchase of, Warrant Securities or Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per Warrant Security for which Warrant Securities are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by Patterson as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to Patterson upon the exercise of all such rights or options, or, in the case of such rights or options which relate to Convertible Securities, the total amount, if any, received or receivable by Patterson as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of Warrant Securities issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Market Price, determined as of the date immediately preceding the date of granting such rights or options, the Warrant Price in effect at the close of business on the date immediately preceding the date of granting such rights or options shall be adjusted by multiplying such Warrant Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of granting such rights or options plus (y) the quotient obtained by dividing the product of the price per Warrant Security, determined as set forth above, and the maximum number of Warrant Securities issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options by the Market Price and (ii) the denominator of which shall be the sum of the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of granting such rights or options and the maximum number of Warrant Securities issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options. Except as provided in this subparagraph (c), no further adjustments of the Warrant Price shall be made upon the issuance of such Warrant Securities or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Warrant Securities upon conversion or exchange of such Convertible Securities.

                  (d) In case Patterson shall issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per Warrant Security for which Warrant Securities are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by Patterson as consideration for the issue or sale of such

         Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Patterson upon the conversion or exchange thereof, by (y) the total maximum number of Warrant Securities issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price, determined as of the date immediately preceding the date of such issuance or sale of such Convertible Securities, then the Warrant Price in effect at the close of business on the date immediately preceding the date of issuance or sale of such Convertible Securities shall be adjusted by multiplying such Warrant Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of issuance or sale of such Convertible Securities plus (y) the quotient obtained by dividing the product of the price per Warrant Security, determined as set forth above, and the maximum number of Warrant Securities issuable upon conversion or exchange of all such Convertible Securities by the Market Price and (ii) the denominator of which shall be the sum of the number of Warrant Securities outstanding at the close of business on the date immediately preceding the date of issuance or sale of such Convertible Securities and such maximum number of Warrant Securities issuable upon conversion or exchange, provided that (1) except as provided in subparagraph (e), no further adjustments of the Warrant Price shall be made upon the actual issuance of such Warrant Securities upon conversion or exchange of such Convertible Securities, and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Warrant Price have been or are to be made pursuant to subparagraph (c) or the other provisions of this subparagraph (d), no further adjustments of the Warrant Price shall be made by reason of such issuance or sale.

                  (e) If (x) the purchase price provided for in any rights or options referred to in subparagraph (c), or (y) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (c) and/or (d), or
         (z) the rate at which any Convertible Securities referred to in subparagraphs (c) and/or (d) are convertible into or exchangeable for Warrant Securities shall change (other than under or by reason of provisions contained in the instruments governing such rights, options or Convertible Securities that are designed to protect against dilution), the Warrant Price in effect at the close of business on the date of such event shall forthwith be adjusted to the Warrant Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Price in effect at the close of business on the date of expiration or termination shall be readjusted to the Warrant Price which would have been in effect at such time had such right, option or Convertible Securities, to the extent outstanding immediately prior to the date of such expiration or termination, never been granted, issued or sold.

                  (f) In case Patterson shall, by dividend or otherwise, declare a dividend or other distribution on its Warrant Securities payable in evidences of its indebtedness or assets (including securities, but excluding (i) any rights or options referred to in subparagraph (c) of this Section, (ii) any dividend or distribution paid in cash out of consolidated retained earnings or consolidated earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries, and (iii) any dividend or distribution otherwise paid in Warrant Securities or Convertible Securities), the Warrant Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction of which the numerator shall be the current Market Price per Warrant Security on the date fixed for such determination less the then fair market value (as determined by the board of directors, whose determination shall be conclusive and described in a Board Resolution filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one share and of which the denominator shall be such current Market Price per share.

                  (g) In case Patterson shall at any time subdivide its outstanding Warrant Securities into a greater number of Warrant Securities, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Warrant Securities shall be combined into a smaller number of Warrant Securities, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately upon the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (h) In case of any consolidation of Patterson with, or merger of Patterson into, any other corporation or other entity, or in case of any merger of another corporation or other entity into Patterson (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Warrant Securities), or in case of any sale or transfer of all or substantially all of the assets of Patterson, or in the case of a capital reorganization or recapitalization of the capital stock of Patterson in such a way that holders of Warrant Securities shall be able to receive securities, cash or assets with respect to or in exchange for such Warrant Securities from the corporation or other entity formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, or from Patterson, in the case of a capital reorganization or recapitalization not involving a consolidation, merger or sale or transfer of all or substantially all of the assets of Patterson, such corporation or other entity or Patterson, as the case may be, and the Warrant Agent shall execute and deliver an amendment to this Agreement providing that the holder of each Warrant then outstanding shall have the right thereafter, during the period such Warrant shall be exercisable, to exercise such Warrant only for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization by a holder of the number of Warrant Securities for which such Warrant might have been exercised on the date immediately prior to such consolidation, merger, sale, transfer, capital reorganization or recapitalization, assuming such holder of Warrant Securities failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization is not the same for each Warrant Security in respect of which such rights of election shall not have been exercised (the "Non-electing Warrant Securities"), then, for the purpose of this subparagraph (h), the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or recapitalization by each Non-electing Warrant Security shall be deemed to be the kind and amount so receivable per Warrant Security by a plurality of the Non-electing Warrant Securities). Such amendment shall provide for adjustments which, for events subsequent to the effective date of such amendment, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The above provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations or recapitalization. Patterson shall not effect any such consolidation, merger, sale or transfer, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than Patterson) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive and the other obligations under this Agreement.

                  (i) In case an adjustment in the Warrant Price shall be required by Section 5.1 (a), (b), (c), (d) and/or (f) above, the required adjustment shall become effective at the opening of business on (i) the Business Day immediately following the date fixed for the determination of shareholders of Patterson entitled to receive such dividend or distribution, in the case of any adjustment pursuant to
         Section 12(b) or (f), or (ii) the Business Day immediately following the date of such sale and issuance or the date of such grating of such rights or options, as the case may be, in the case of an adjustment pursuant to section 5.1 (a), (c) or (d).

                  (j) For the purposes of this Article V the number of Warrant Securities outstanding at any given time shall not include Warrant Securities owned or held by or for the account of Patterson or of any of its wholly or majority owned subsidiaries.

                  (k) Upon each adjustment of the Warrant Price pursuant to this
         Section 5.1, each Warrant outstanding at the time of and immediately prior to such adjustment shall give the holder thereof the right to purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Securities obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

                  (l) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such Warrant Price; provided, however, that any one or more such adjustments which, by reason of this subparagraph (l) is not required to be made shall be carried forward on a cumulative basis and fully taken into account in any subsequent adjustment. All calculations under this Section 5.1 shall be made to the nearest cent or to the nearest 1/100 of a Warranty Security, as the case may be. The provisions of this Section 12(l) shall also apply to readjustments provided for in subparagraph (e).

                  (m) Patterson shall be obligated to issue any additional Warrant Securities which become issuable upon exercise of Warrants as a result of any event described in this Section 5.1 which requires an adjustment in the Warrant Price and the number of Warrant Securities issuable upon exercise of the Warrants.

                  (n) For purposes of this Section 5.1, "Market Price" means the average of the closing prices per Warrant Security on the American Stock Exchange or the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), as the case may be (or, if there is no such closing price, the mean between the bid and asked prices reported on American Stock Exchange or NASDAQ, or on any other national securities exchange or over-the-counter market on which such quotations are regularly available, as the case may be), on each of the ten trading days immediately preceding the date as of which the determination of Market Price is to be made. If at any time the Warrant Securities are not listed on any national securities exchange or quoted in the over-the-counter market, the Market Price shall be deemed to be the fair value thereof determined in good faith by an independent brokerage firm or Standard & Poor's Corp. as of a date which is within 15 days of the date as of which the determination of Market Price is to be made.

                  (o) If Patterson shall take any action affecting the Warrant Securities, other than action described in this Section 5.1, which in the opinion of the Board of Directors of Patterson would materially adversely affect the exercise rights of the holders of the Warrants, the Warrant Price for the Warrants may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as such Board of Directors may determine in good faith to be equitable in the circumstances. Failure of the Board of Directors of Patterson to provide for any such adjustment prior to the effective date of any such action by Patterson affecting the Warrant Securities shall be evidence that the Board of Directors of Patterson has determined that it is equitable to make no adjustments in the circumstances.

         Section 5.2. Voluntary Adjustment by Patterson. Patterson may at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount deemed appropriate by the Board of Directors of Patterson; provided, that, if Patterson elects so to reduce the then current Warrant Price, such reduction shall remain in effect for at least 20 Business Days, after which time Patterson may, at its option, reinstate the Warrant Price in effect prior to such reduction.

         Section 5.3. Notice of Adjustment. Whenever the Warrant Price is adjusted as herein provided, the Chief Financial Officer of Patterson shall compute the adjusted Warrant Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Warrant Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Warrant Agent. Promptly after delivery of such certificate, Patterson shall prepare a notice of such adjustment of the Warrant Price setting forth the adjusted Warrant Price and the date on which such adjustment becomes effective and shall mail, or cause the Warrant Agent to mail at Patterson's expense, such notice of such adjustment of the Warrant Price to each holder of a Warrant at his last address as shown on the Warrant Register.

         Section 5.4. No Adjustment for Dividends. Except as provided in Section
5.1 hereof, no adjustment in respect of any dividends or other payments or distributions made to holders of securities issuable upon exercise of Warrants shall be made during the term of a Warrant or upon the exercise of a Warrant.

         Section 5.5. Statement on Warrants Certificate. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Warrant Securities, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificate initially issuable pursuant to this Agreement.

         Section 5.6. Warrant Agent's Adjustment Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for Patterson's failure to comply with this Article V.

                                   ARTICLE VI
                          Concerning the Warrant Agent

         Section 6.1. Warrant Agent. Patterson hereby appoints __________, as Warrant Agent of Patterson in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and ___________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of Patterson as Patterson may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         Section 6.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which Patterson agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                  (a) Patterson agrees promptly to pay the Warrant Agent the compensation to be agreed upon with Patterson for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. Patterson also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

                  (b) In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of Patterson and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                  (c) The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                  (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with Patterson and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of Patterson as freely as if it were not the Warrant Agent hereunder.

                  (f) The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                  (g) The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

                  (h) The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by Patterson.

                  (i) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by Patterson of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to Patterson pursuant to this Agreement or for the application by Patterson of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by Patterson in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
         Section 6.2, to make any demand upon Patterson.

                  (j) The Warrant Agent is hereby authorized to obtain from time to time from the present transfer agent for the Warrant Securities (the "Transfer Agent"), and any successor Transfer Agent, stock certificates required to honor outstanding Warrants. Patterson hereby authorizes its present and any successor Transfer Agent to comply with all such requests. Patterson will supply such Transfer Agent with duly executed stock certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 2.3 hereof, and the Warrant Agent shall not be responsible for any delay or failure by such Transfer Agent in supplying such stock certificates.

         Section 6.3. Resignation and Appointment of Successor.

                  (a) Patterson agrees, for the benefit of the holders of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

                  (b) The Warrant Agent may at any time resign as such agent by giving written notice to Patterson of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless Patterson otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of Patterson and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by Patterson, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of Patterson under Section 6.3(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                  (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by Patterson, by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                  (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to Patterson an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                  (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VII
                                  Miscellaneous

         Section 7.1. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as Patterson and the Warrant Agent may deem necessary or desirable; provided, that such action shall not materially and adversely affect the interests of the holders of the Warrant Certificates and, provided, further, that Patterson and the Warrant Agent may amend this Agreement in any manner prior to the issuance of any Warrants hereunder. With the consent of the holders of not less than a majority in number of the then outstanding unexercised Warrants affected, Patterson and the Warrant Agent may modify or amend any other term of this Agreement; provided, however, that no such modification or amendment may be made without the consent of the holders affected thereby if such proposed amendment would (i) shorten the period of time during which the Warrants may be exercised;
(ii) otherwise materially and adversely affect the exercise rights of the holders of the Warrants; or (iii) reduce the number of outstanding Warrants.

         Section 7.2. Notices and Demands to Patterson and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to Patterson by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to Patterson.

         Section 7.3. Addresses. Any communication from Patterson to the Warrant Agent with respect to this Agreement shall be addressed to ____________, and any communication from the Warrant Agent to Patterson with respect to this Agreement shall be addressed to Patterson Energy, Inc., 4510 Lamesa Highway, Snyder, Texas 79549, Attention: _______________ (or such other address as shall be specified in writing by the Warrant Agent or by Patterson).

         Section 7.4. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by and construed in accordance with, the laws of the State of [New York], without giving effect to the conflict of laws principles thereof.

         Section 7.5. Delivery of Prospectus. Patterson will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with, the delivery of the Warrant Securities issued upon such exercise, a Prospectus.

         Section 7.6. Obtaining of Governmental Approvals. Patterson will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

         Section 7.7. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than Patterson, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

         Section 7.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 7.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificates for inspection by it.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereunto, and the same to be attested, all as of the day and year first above written.

                                            PATTERSON ENERGY, INC.


                                            By
Attest:                                       ----------------------------------


---------------------------

                                            [NAME OF WARRANT AGENT],
                                                     as Warrant Agent



                                            By
Attest:                                       ----------------------------------


---------------------------

                                                                       EXHIBIT A

                          (FORM OF WARRANT CERTIFICATE)
                        Exercisable Only if Countersigned
                     by the Warrant Agent as Provided Herein

                             PATTERSON ENERGY, INC.
                              WARRANTS TO PURCHASE
                          [Title of Warrant Securities]

                      Void After 5:00 P.M. New York Time on

[No.]                                                                   Warrants

         This certifies that _______________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time [after 5 p.m. New York time on ________, ________, and] on or before 5 p.m. New York time on _______, ____,
[Title of Warrant Securities] (the "Warrant Securities"), of Patterson Energy, Inc., (the "Patterson"), issued and to be issued on the following basis: [on _________, ____, the exercise price of each Warrant will be [$]____________; during the period from ____________, ____, through and including ________, ________, the exercise price of each Warrant will be [$]______. The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, [in lawful money of the United States of America] [if applicable, express Warrant exercise price in applicable foreign currency, currency unit or composite currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successors as warrant agent (the "Warrant Agent"), [or ______________] currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         Patterson will not be required to issue fractional shares of Warrant Securities upon exercise of the Warrants or distribute stock certificates that evidence fractional shares of Warrant Securities. In lieu of fractional Warrant Securities, there shall be paid by Patterson to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash payable by company check equal to the closing sales price of the Warrant Securities on the American Stock Exchange (or if not so listed, another equivalent means reasonably determined by Patterson) on the business day immediately preceding the exercise date, multiplied by such fraction.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ___________, ____, (the "Warrant Agreement") between Patterson and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant

Agreement and the form of Warrant Securities are on file at the above-mentioned office of the Warrant Agent [and at _________ ].

         This Warrant Certificate may be transferred when surrendered at the corporate trust office of the Warrant Agent [or ____________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the terms provided in the Warrant Agreement.

         After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive dividends, vote, receive notice of any meeting of stockholders or otherwise have any right as a stockholder of Patterson, or the right to receive the payment of principal of, premium, if any, or interest on Warrant Securities or to enforce any of the covenants in the Indenture.

         This Warrant Certificate shall not be valid for any purpose until countersigned by the Warrant Agent.

Dated as of
           ---------------------            PATTERSON ENERGY, INC.


                                            By
                                              ----------------------------------
                                                 Cloyce A. Talbott
                                                 Chief Executive Officer
Attest:


-------------------------------------
Countersigned


                                            ------------------------------------
                                                     As Warrant Agent


                                            By
                                              ----------------------------------
                                                     Authorized Signature

                        [Reverse of Warrant Certificate]
                      Instructions for Exercise of Warrant

         To exercise the Warrants evidenced hereby, the holder must pay [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer], in immediately available funds, the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department [insert address of Warrant Agent], Attn: [or ], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                     To Be Executed Upon Exercise of Warrant

         The undersigned hereby irrevocably elects to exercise Warrants evidenced by this Warrant Certificate, to purchase ______________ [Title of Warrant Securities] (the "Warrant Securities") of Patterson Energy, Inc. and represents that he has tendered payment for such Warrant Securities [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer], in immediately available funds, to the order of Patterson Energy, Inc., c/o [insert name and address of Warrant Agent], in the amount of [$]______________ [if applicable, express Warrant exercise price in applicable foreign currency, currency unit or composite currency] in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form and in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

         If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated                                        Name
     ------------------                          -------------------------------
                                                      (Please Print)

---------------------------------------
Address


---------------------------------------
Social Security Number of Holder


---------------------------------------
Signature

The Warrants evidenced hereby may be exercised at the following addresses:

By hand at
               ------------------------------------------------

               ------------------------------------------------

By mail at
               ------------------------------------------------

               ------------------------------------------------

         [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants--complete as appropriate.]

                                   Assignment
              (Form of Assignment to be Executed if Holder Desires
                     to Transfer Warrants Evidenced Hereby)

         For value received _______________________ hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print name and address, including zip code of assignee, and Social Security Number or other identifying number)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated
     ------------------------                   --------------------------------
                                                Signature

                                                (Signature must conform in all
                                                respect to name of holder as
                                                specified on the face of this
                                                Warrant Certificate and must
                                                bear a signature guarantee of a
                                                commercial bank, trust company,
                                                or member broker of the New
                                                York, American, Midwest or
                                                Pacific Stock Exchange.)

Signature Guaranteed:


---------------------------------------